Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Annual Report on Form 20-F (File No. 001-32628) and Registration Statements on Form F-3 (File No. 333-130688) and Form S-8 (File No. 333-137655)of Storm Cat Energy Corporation of our report dated November 14, 2006 relating to our audit of the financial statement, which appear in this Current Report on Form 8-K/A of Storm Cat Energy Corporation, filed with the Securities and Exchange Commission on November 15, 2006.

/s/ Hein & Associates LLP
Hein & Associates LLP

Denver, Colorado

November 14, 2006